UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2009

PHYSICIANS FORMULA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33142 (Commission File Number)	23-0340099 (IRS Employer Identification No.)

1055 West 8th  Street
Azusa, California 91702
(Address of principal executive offices, including Zip Code)

(626) 334-3395
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On May 13, 2009, Joseph J. Jaeger informed Physicians Formula Holdings, Inc. (the “Company”) that he will be resigning as Chief Financial Officer of the Company effective May 29, 2009.

    Jeff M. Berry, a member of the Company’s Board of Directors (the “Board”) will succeed Mr. Jaeger as the Company’s Interim Chief Financial Officer, effective May 29, 2009.

    Mr. Berry has served on the Board since October 2007 and is currently the Chair of the Compensation Committee and the Corporate Governance and Nominating Committee, and a member of the Audit Committee.  In conjunction with assuming the role of Interim Chief Financial Officer, Mr. Berry will resign from the Board and from all of the committees of the Board on which he serves.

    A copy of Mr. Berry’s biography is included in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 27, 2009.

    A copy of the Company’s press release announcing Mr. Jaeger’s resignation and Mr. Berry’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits

Exhibit No.	Description
99.1	Press Release issued May 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS FORMULA HOLDINGS, INC.
/s/ Ingrid Jackel
Date: May 18, 2009	Name:	Ingrid Jackel
	Title:	Chief Executive Officer